                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

       Filed by the Registrant [X]

       Filed by a Party other than the Registrant [ ]

       Check the appropriate box:

       [ ] Preliminary Proxy Statement   [ ] Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))

       [X] Definitive Proxy Statement

       [ ] Definitive Additional Materials

       [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             Frederick Brewing Co.
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                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

       [X] No fee required.

       [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1) Title of each class of securities to which transaction applies:

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       (2) Aggregate number of securities to which transaction applies:

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       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

       (4) Proposed maximum aggregate value of transaction:

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       (5) Total fee paid:

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       [ ] Fee paid previously with preliminary materials.

       [ ] Check box if any part of the fee is offset as provided by Exchange
           Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       (1) Amount previously paid:

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       (2) Form, schedule or registration statement no.:

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       (3) Filing party:

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       (4) Date filed:

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

                         [FREDERICK BREWING CO LOGO]

                             FREDERICK BREWING CO.
                            4607 WEDGEWOOD BOULEVARD
                           FREDERICK, MARYLAND 21703
                                 (301) 694-7899

April 13, 1998

Dear Stockholder:

       On behalf of the Board of Directors and management, I cordially invite you to attend the Annual Meeting of Stockholders to be held on Thursday, May 14, 1998 at 11:00 a.m. Eastern Time, at the offices of the Company at 4607 Wedgewood Boulevard, Frederick, Maryland.

       The formal Notice of the Annual Meeting and Proxy Statement accompanying this letter describe the specific business to be acted upon at the Annual Meeting. In addition to the specific matters to be acted upon, there will be an opportunity for Stockholders to tour the brewery and to ask questions of management and our independent auditors.

       IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON, YOU ARE REQUESTED TO VOTE, SIGN, DATE, AND PROMPTLY RETURN THE ENCLOSED FORM OF PROXY IN THE ENVELOPE PROVIDED. YOUR RETURN OF THE FORM OF PROXY WILL NOT PREVENT YOU FROM VOTING IN PERSON, BUT WILL ENSURE THAT YOUR VOTE IS COUNTED IF YOU ARE UNABLE TO ATTEND.

       Your support, investment and interest in the Company is greatly appreciated.

                                       Very truly yours,


                                       /s/ KEVIN E. BRANNON

                                       KEVIN E. BRANNON
                                       Chairman of the Board and
                                       Chief Executive Officer

                             FREDERICK BREWING CO.

           ---------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 14, 1998
           ---------------------------------------------------------

To the Holders of Common Stock
of Frederick Brewing Co.:

       NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Frederick Brewing Co., a Maryland corporation (the "Company"), will be held on Thursday, May 14, 1998 at 11:00 a.m. Eastern Time, at the offices of the Company at 4607 Wedgewood Boulevard, Frederick, Maryland, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

       (1) To elect one director, whose name is set forth in the accompanying proxy statement to hold office until the Annual Meeting of Stockholders in the year 1999, and until his successor is elected and qualified and to elect two directors, the names of whom are set forth in the accompanying proxy statement, to hold office until the Annual Meeting of Stockholders in the year 2001, and until their successors are elected and qualified; and

       (2) To amend the Articles of Amendment and Restatement of the Articles of Incorporation by increasing the total number of shares of capital stock, which the Company has the authority to issue from 10,000,000 to 20,000,000; and

       (3) To ratify the appointment of Coopers & Lybrand LLP as independent auditors of the Company for the year ending December 31, 1998; and

       (4) To vote on a proposal to approve an adjournment of the Annual Meeting to another date or place for the purpose of soliciting additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve the foregoing proposals; and

       (5) To transact such other business as may properly come before the Annual Meeting, or any such adjournment thereof. Except with respect to the foregoing proposals and procedural matters incident to the conduct of the Annual Meeting, management is not aware of any other matters which could come before the Annual Meeting.

       As determined by the Board of Directors, only stockholders of record at the close of business on March 12, 1998 are entitled to notice of, and to vote at, the Annual Meeting of Stockholders or any postponement or adjournment thereof.

                                         By Order of the Board of Directors,

                                         /s/ KEVIN E. BRANNON

                                         KEVIN E. BRANNON
                                         Chairman of the Board
April 13, 1998
Frederick, Maryland
                                  PLEASE NOTE
  IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU
                                      OWN.

 EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

                             FREDERICK BREWING CO.

                            4607 WEDGEWOOD BOULEVARD
                           FREDERICK, MARYLAND 21703

                        -------------------------------
                                PROXY STATEMENT
                        -------------------------------

       This proxy statement is furnished in connection with the solicitation by the Board of Directors of Frederick Brewing Co., a Maryland corporation (the "Company"), of proxies for the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, May 14, 1998, at 11:00 a.m. Eastern Time, at the offices of the Company located at 4607 Wedgewood Boulevard, Frederick, Maryland, and at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. Shares of common stock, $.00004 par value per share (the "Common Stock"), of the Company may be represented at the Annual Meeting by stockholders in person or by the return of the enclosed, properly executed, proxy card.

       The Notice of Annual Meeting, this proxy statement and the enclosed proxy card are first being mailed to stockholders commencing on or about April 13, 1998.

       The Company may solicit proxies by mail, advertisement, telephone, facsimile, telegraph and personal solicitation. Directors and executive officers of the Company may solicit proxies personally or by telephone without additional compensation. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy solicitation materials to the beneficial owners of the Company's Common Stock.

       The Company has retained D.F. King & Co., Inc., 77 Water Street, New York, New York 10005, a professional proxy solicitation firm, to assist in the solicitation of proxies and for related services. The Company will pay D.F. King & Co., Inc. a fee of $5,000 and has agreed to reimburse it for its reasonable out-of-pocket expenses.

                          VOTING RIGHTS AND PROCEDURES

QUORUM

       The presence, either in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on March 12, 1998 is necessary to constitute a quorum at the Annual Meeting.

ELECTION OF DIRECTORS

       The election of directors requires a plurality of the votes cast by the shares entitled to vote at the election, either in person or represented by proxy, with a quorum present. Each share of Common Stock may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted.

AMENDMENT TO THE ARTICLES OF AMENDMENT AND RESTATEMENT OF THE ARTICLES OF INCORPORATION

       The amendment to the Articles of Amendment and Restatement of the Articles of Incorporation of the Company (the "Articles") requires an affirmative vote of more than two-thirds of all votes entitled to be cast, with a quorum, at this Annual Meeting.

RATIFICATION OF INDEPENDENT AUDITORS

       The affirmative vote of the holders of a majority of the total votes cast at the Annual Meeting is required for approval of the proposal to ratify the appointment of the independent auditors.

APPROVAL OF ADJOURNMENT

       The affirmative vote of the holders of a majority of the total votes cast at the Annual Meeting is required for approval of the proposal to approve any adjournment of the Annual Meeting.

OTHER MATTERS

       Abstentions will be counted for purposes of determining the presence of a quorum at the Annual Meeting. Because of the required votes, abstentions will have the same effect as a vote against the proposals to amend the Articles, ratify the appointment of the Company's independent auditors and approve any adjournment, but will not be counted as votes cast for the election of directors and, thus, will have no effect on the voting for the election of directors. Under the applicable rules, all of the proposals for consideration at the Annual Meeting are considered "discretionary" items upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions. Thus, there are no proposals to be considered at the Annual Meeting which are considered "non-discretionary" and for which there will be "broker non-votes."

       At March 12, 1998, directors and executive officers and their affiliates of the Company beneficially owned 629,859 shares of Common Stock, or 9.39% of the total shares of Common Stock outstanding on such date. It is anticipated that all of such shares will be voted for the election of the nominees of the Company's Board of Directors and in favor of all of the proposals of the Board described herein.

PROXIES

       Shares of Common Stock represented by properly executed proxies, if such proxies are received in time and not revoked, will be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated, such proxies will be voted (i) FOR the nominees for director described herein;
(ii) FOR the amendment of the Articles; (iii) FOR the ratification of Coopers & Lybrand LLP as the Company's independent public accountants for the year ending December 31, 1998; (iv) FOR the approval of any adjournment and (v) in the discretion of the proxy holder as to any other matter which may properly come before the Annual Meeting. Any holder of Common Stock who returns a signed proxy but fails to provide instructions as to the manner in which such shares are to be voted will be deemed to have voted in favor of the matters set forth in the preceding sentence.

       A stockholder who has given a proxy may revoke it at any time prior to its exercise at the Annual Meeting by (i) giving written notice of revocation to the Secretary of the Company, (ii) properly submitting to the Company a duly-executed proxy bearing a later date, or (iii) attending the Annual Meeting and voting in person. All written notices of revocation and other communications with respect to revocation of proxies should be addressed as follows: Frederick Brewing Co., 4607 Wedgewood Boulevard, Frederick, Maryland 21703, Attention:
Secretary.

                               SHARES OUTSTANDING

       Only Common Stockholders of record at the close of business on March 12, 1998 (the "Record Date") are entitled to notice of the Annual Meeting and to vote the shares of Common Stock held by them on that date at the Annual Meeting or any adjournment or postponement thereof. Only holders of

Company Common Stock will be entitled to vote at the Annual Meeting and each outstanding share of Common Stock entitles its holder to cast one vote on each matter to be voted on at the Annual Meeting, and for the election of directors, each share of Common Stock may be voted for as many individuals as there are directors to be elected and for those whose election the share is entitled to be voted. There were outstanding on March 12, 1998, the record date for stockholders entitled to notice of and to vote at the 1998 Annual Meeting, 6,706,602 shares of Common Stock. At March 12, 1998, the Company had 1,828 shares of 8% Cumulative Convertible Preferred Stock, Series A ("Series A Preferred Stock"), no shares of Convertible Preferred Stock, Series B ("Series B Preferred Stock"), 1,005 shares of Convertible Preferred Stock, Series C ("Series C Preferred Stock"), 455 shares of Convertible Preferred Stock, Series D ("Series D Preferred Stock") and 3,000 shares of Convertible Preferred Stock, Series E ("Series E Preferred Stock") outstanding, none of which have the right to vote at the Annual Meeting.

BENEFICIAL OWNERSHIP

       Set forth below is information with respect to shares of Common Stock beneficially owned, as of March 12, 1998 by: each beneficial owner of 5% or more of the Common Stock; each nominee for director; each director of the Company; each executive officer named in the Summary Compensation Table; and by all directors and officers of the Company as a group. In addition, as of March 12, 1998, no persons were known by the Company to beneficially own 5% or more of the issued and outstanding Common Stock. The address for all directors and executive officers of the Company, is 4607 Wedgewood Boulevard, Frederick, Maryland 21703.

                                                                     AMOUNT
                                                                   AND NATURE
           NAME                                                   OF BENEFICIAL     PERCENT
    OF BENEFICIAL OWNER                   POSITION                OWNERSHIP(1)    OF CLASS(2)
---------------------------  -----------------------------------  -------------   -----------
Kevin E. Brannon(3)(12)      Chairman of the Board & Chief
                             Executive Officer                       147,131         2.19%
Marjorie A. McGinnis(3)(12)  President                               147,131         2.19%
Nicholas P. Foris, MD(4)     Director                                118,194         1.76%
Carl R. Hildebrand(5)        Director                                  5,000         0.07%
Jerome M. Pool(6)            Director                                 24,344         0.36%
Maribeth Visco(7)            Director                                 28,680         0.43%
James W. Lutz(8)             Director                                 99,450         1.48%
Steven T. Nordahl(9)(12)     Vice President - Brewing Operations      56,073         0.84%
Leslie P. Harper(10)         Chief Financial Officer                   3,334         0.05%
Patrick L. Helsel(11)        Vice President - Sales                      522         0.01%
All directors and executive officers as a group (11 persons)(13)     629,859         9.39%

-------------------------------
 (1) Beneficial ownership of the Common Stock has been determined for this purpose in accordance with Rule 13d-3 of the Securities and Exchange Commission ("SEC"), under which a person is deemed to be the beneficial owner of securities if he or she has or shares voting power or investment power in respect to such securities, or has the right to acquire beneficial ownership within 60 days.
 (2) Percentage of Class does not take into account the 4,518,509 shares of Common Stock into which the Series A, C, D and E Preferred Stock are immediately convertible.
 (3) The number of shares shown in the table for each of Mr. Brannon and Ms. McGinnis excludes the number of shares beneficially owned by the other.

 (4) Includes 6,000 shares which may be received upon the exercise of immediately exercisable stock options. Does not include 210 shares of Convertible Preferred Stock, Series A, which are immediately convertible into Common Stock at the price of $3.8388 per share.
 (5) Includes 5,000 shares which may be received upon the exercise of immediately exercisable stock options.
 (6) Includes 7,000 shares which may be received upon the exercise of immediately exercisable stock options.
 (7) Includes 7,000 shares which may be received upon the exercise of immediately exercisable stock options.
 (8) The number of shares reflected in the table for Mr. Lutz have been reserved for issuance upon completion of the reconciliation of the shares of Common Stock to be distributed to the prior stockholders of Wild Goose Brewery, Inc.
 (9) Includes 16,779 shares which may be received upon the exercise of immediately exercisable stock options.
(10) Includes 3,334 shares which may be received upon the exercise of immediately exercisable stock options.
(11) Includes 522 shares which may be received upon the exercise of immediately exercisable stock options.
(12) Includes 1,334 shares of Common Stock granted in lieu of a $10,000 reduction in salary.
(13) Includes 52,635 shares which may be acquired by all directors and officers of the Company as a group upon the exercise of immediately exercisable stock options.

                             ELECTION OF DIRECTORS

GENERAL INFORMATION

       The Articles and the Amended and Restated Bylaws ("Bylaws") of the Company provide that the Board of Directors shall be divided into three classes as nearly equal in number as possible, and that the members of each class shall be elected for terms of three years and until their successors are elected and qualified, with one of the three classes of directors to be elected each year. The Company's Articles of Incorporation stipulate a minimum of five and a maximum of twenty-one directors. The Bylaws provide that the number of directors may be increased or decreased by a vote of a majority of the Whole Board of Directors and a majority of the Continuing Directors, as such terms are defined in the Articles of Incorporation.

       At the Annual Meeting, stockholders of the Company will be asked to elect one director of the Company for a one year term and until his successor is elected and qualified as well as two directors of the Company for a three year term and until their successors are elected and qualified. The nominee for election as a director for the one year term was recently appointed to the Board and was selected by the Nominating Committee of the Board of Directors to complete the vacancy left by Mr. Peter Spellar's departure from the Board in 1997 due to the demands of his occupation. The remaining two nominees for election as directors were selected by the Nominating Committee of the Board of Directors and each nominee currently serves as a director of the Company. There are no arrangements or understandings between the persons nominated and any other person pursuant to which such person was selected as a nominee for election as a director at the Annual Meeting, and no director or nominee, other than Mr. Brannon and Ms. McGinnis who are married to each other, is related to any other director or executive officer of the Company by blood, marriage or adoption.

       If any person named as a nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for any replacement nominee or nominees recommended by the Board of Directors of the Company. At this time the Board of Directors knows of no reason why any of the nominees may not be able to serve as a director if elected.

       Article VII.D. of the Company's Articles governs nominations for election to the Board of Directors and requires all nominations for election to the Board of Directors, other than those made by or at the direction of the Board, to be made pursuant to timely notice in writing to the Secretary of the Company, as set forth in the Articles. To be timely, with respect to an election to be held at an Annual Meeting of the Stockholders, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company, not later than sixty days prior to the anniversary date of the mailing of proxy materials by the Company in connection with the immediately preceding Annual Meeting of Stockholders of the Company. Each written notice of a stockholder nomination must set forth certain information specified in the Articles. The presiding officer of the Annual Meeting may refuse to acknowledge the nomination of any person not made in accordance with the procedures set forth in the Articles.

INFORMATION REGARDING NOMINEES AND OTHER CONTINUING DIRECTORS

       There is shown below for each nominee for election as a director, and for each continuing director the individual's name, age, his or her period of service as a director of the Company and his or her principal occupation and business experience for the past five years as of March 12, 1998.

Nominee for Director For a One Year Term Expiring at the 1999 Annual Meeting.
--------------------------------------------------------------------------------
       JAMES W. LUTZ, 40                                    Director Since 1998
       Mr. Lutz joined the Company as Director and President of its newly acquired subsidiary, Wild Goose Brewing, Inc. in January 1998. Prior thereto from January 1992 until the consummation of the acquisition he served as President and Chief Executive Officer of Wild Goose Brewery, Inc., Cambridge, Maryland.

Nominees for Director For a Three Year Term Expiring at the 2001 Annual Meeting.
--------------------------------------------------------------------------------
       KEVIN E. BRANNON, 43                                 Director Since 1992
       Chairman of the Board and Chief Executive Officer of the Company since co-founding it in March 1992. Served as President of the Company from March 1992 until July 1994. From November 1987 to November 1991, he was a senior associate with the law firm of Preston, Gates & Ellis in Portland, Oregon.

       MARJORIE A. McGINNIS, 36                             Director Since 1992
       President of the Company since July 1994. Co-founded the Company in March 1992 and served as Executive Vice President until July 1994. From November 1985 to August 1991, she was a partner and the administrator of B&G Partnership and Butler Brothers Farm and Orchard in Martinsburg, West Virginia.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE ABOVE NOMINEES
                                 AS DIRECTORS.

Continuing Directors Whose Terms Expire at the 1999 Annual Meeting.
--------------------------------------------------------------------------------
       NICHOLAS P. FORIS, MD, 72                            Director Since 1994
       Dr. Foris is a general thoracic cardiovascular surgeon practicing in Frederick, Maryland.

       MARIBETH VISCO, 40                                   Director Since 1993
       Ms. Visco has been a Principal in the commercial leasing firm of Kline, Scott, Visco in Frederick, Maryland since July 1985. She serves as Corporate Secretary of the Company.

Continuing Directors Whose Terms Expire at the 2000 Annual Meeting.
--------------------------------------------------------------------------------
       CARL R. HILDEBRAND, 46                               Director Since 1995
       Mr. Hildebrand is a Certified Public Accountant engaged in private practice since August 1995 with Hildebrand, Limparis & Hevey in Rockville and Frederick, Maryland, and from December 1990 to July 1995 as a partner with McLean, Koehler, Sparks and Hammond, the Company's prior independent auditors. He also serves as the Company's Treasurer.

       JEROME M. POOL, 62                                   Director Since 1993
       Mr. Pool is retired and since his retirement in December 1991, he has been consulting with private businesses. Prior thereto, he was the Chairman of the Board and President of Jantzen, Inc., a division of VF Corporation, a manufacturer of sports and swim wear.

                               EXECUTIVE OFFICERS

       Information regarding the current executive officers of the Company who are not directors, including their names, ages, positions with the Company, and a brief description of their business experience during the past five years, is presented below. All executive officers of the Company are elected annually by the Board of Directors and serve at the discretion of the Board of Directors until their successors are elected and qualified. No such executive officer who is not a director is related to any director or other executive officer of the Company by blood, marriage or adoption, and there are no arrangements or understandings between a director and any other person pursuant to which such person was elected an executive officer.

       Steven T. Nordahl, 28, Vice President - Brewing Operations and Brewmaster since October 1992. From August 1991 to June 1992, Mr. Nordahl attended and graduated from the University of California at Davis Master Brewers' program. From May 1990 to August 1991, he acted as Program Director of Amerivision Communications, Inc., Oklahoma City, Oklahoma. From January 1987 to May 1990, he attended the University of Washington at Seattle.

       Leslie P. Harper, 49, Chief Financial Officer since November 1997. Mr. Harper served as a financial consultant from 1995 to 1997. Prior thereto, from August 1987 to May 1996, Mr. Harper served as Chief Financial Officer/Controller of Racal-Guardata, Inc., Herndon, Virginia. Mr. Harper holds a B.S. in Accounting from Bentley College, Waltham, Massachusetts and an M.B.A. in Finance from Babson College, Wellesley, Massachusetts.

       Patrick L. Helsel, 34, Vice President - Sales, since November 1997. Prior to his joining the Company in 1996, Mr. Helsel served as a sales presentative to Mass Bay Brewing Co. of Boston, Massachusetts from 1994 to 1996. During 1992 through 1994, he served as regional sales manager of Warsteiner Imports Agency, Denver Colorado. He received his B.A. in Communications from the University of Denver, also located in Denver, Colorado.

       Cameron E. Barry, 41, worked as an independent contractor for the Company from August 1997 until she was named an officer in January 1998. From 1996 to 1997, she served as senior vice president and director of public relations for Gray Kirk Van Sant of Baltimore, Maryland. From 1990 to 1996, she was the President of Cameron E. Barry Marketing Communications, also in Baltimore.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

       Effective with the date of registration of the Company's Common Stock (March 5, 1996), Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") required the Company's officers and directors, and persons who owned more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership with the SEC and the National Association of Securities Dealers, Inc. In addition, officers, directors and greater than 10% Stockholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file. The Company knows of no person who owns 10% or more of the Company's Common Stock.

       Based solely on review of the copies of such forms furnished to the Company, the Company believes that except for the failure of Messrs. Hildebrand, Pool, and Foris and Ms. Visco to report the granting of options under the Company's Non-employee Directors Stock Option Plan on Form 5, all Section 16(a) filing requirements applicable to its officers and directors were complied with.

                   THE BOARD OF DIRECTORS AND ITS COMMITTEES

       Regular Meetings of the Board of Directors of the Company are held quarterly and special meetings of the Board of Directors of the Company are held from time-to-time as needed. There were five meetings of the Board of Directors of the Company held during the twelve months ended December 31, 1997. No director attended fewer than 75% of both the total number of meetings of the Board of Directors held during the twelve months ended December 31, 1997 and the total number of meetings held by all committees of the Board on which the director served during such year.

       The Board of Directors of the Company has established various standing committees of the Board, including the Compensation and Audit Committees. The entire Board of Directors of the Company acts as the Nominating Committee.

       The Compensation Committee reviews and approves the design of employee compensation programs and assesses the effectiveness of such programs in attaining the goals set forth in the Company's short and long-term business plans. The committee annually reviews and approves all salary arrangements and other remuneration for the Company's Chief Executive Officer and other executives, evaluates executive performance against set criteria, and considers other matters related to the employment and compensation of executive officers and senior managers of the Company. Messrs. Foris, Hildebrand, and Pool and Ms. Visco serve as members of this Committee. During the twelve months ended December 31, 1997, the Compensation Committee met two times.

       The Audit Committee of the Company reviews the Company's audit reports, consults with the independent auditors on internal accounting controls, consults with and reviews the services provided by the Company's independent auditors, and monitors the Company's adherence in accounting and financial reporting to Generally Accepted Accounting Principles. Messrs. Hildebrand and Pool serve as members of this Committee. During the twelve months ended December 31, 1997, the Audit Committee met two times.

       The Board of Directors of the Company has authority under the Company's Bylaws to establish such other committees from time-to-time as may be deemed necessary.

DIRECTORS' COMPENSATION

       During 1997, members of the Company's Board of Directors received compensation for their services as directors. Directors received a fee of $250 for each Board and Committee Meeting attended in person. The Company reimburses directors for their travel and lodging expenses if they have to travel more than 300 miles to attend a Board or Committee Meeting.

       Non-employee directors participate in the Non-employee Directors Stock Option Plan ("Directors Plan"). The Directors Plan provides for annual grants of 2,000 shares of non-qualified stock options for each non-employee director. Each grant is automatic as of the date of the Annual Meeting so long as shares of Common Stock remain available under the Directors Plan. As of this Annual Meeting, 2,000 options will be granted automatically to all non-employee directors. The exercise price of each option is the fair market value of the Common Stock on the date of grant. Each option expires upon the earlier of ten years after grant or one year after the cessation of service of the recipient director. A total of 40,000 shares of Common Stock was reserved at the time of the Company's initial public offering for future grants of options under the Directors Plan; 7,000 shares will remain ungranted as of the day after the Annual Meeting.

                             EXECUTIVE COMPENSATION

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

       The Compensation Committee of the Board of Directors is comprised of three non-employee directors. The committee approves the design of employee compensation programs and assesses the effectiveness of such programs in attaining the goals set forth in the Company's short and long-term business plans. The committee annually reviews and approves all salary arrangements and other remuneration for the Company's Chief Executive Officer and other executives, evaluates executive performance against set criteria, and considers other matters related to the employment and compensation of executive officers and senior managers of the Company.

EXECUTIVE OFFICER COMPENSATION

       Compensation for the executive officers consists primarily of annual compensation (comprised of base salary and an incentive compensation ("cash bonus") award) and long-term compensation. Base salaries for each executive are determined according to competitive pay practices, his or her level of responsibility, prior experience, and breadth of knowledge, as well as internal equity issues and the Company's financial condition and performance. During 1995, the Company entered into employment agreements with Mr. Brannon, Ms. McGinnis and Mr. Nordahl, the material terms of which are described below. In June, 1997, Messrs. Brannon and Nordahl and Ms. McGinnis agreed to a reduction in their annual compensation for fiscal 1997 with such compensation to equal $80,000, $55,000 and $80,000, respectively. In exchange for such reduction, 1,334 stock grants were received by each. No cash bonuses were paid in 1997.

LONG-TERM INCENTIVES

       To provide long-term incentive to key employees the Company has adopted a 1995 Stock Option Plan (the "Stock Option Plan"). This Stock Option Plan is designed to attract and retain qualified personnel, provide officers and key employees with a proprietary interest in the Company as an incentive to contribute to the success of the Company and to reward key employees for outstanding performance and the attainment of targeted goals. The Stock Option Plan provides value to its participants only if the stock price appreciates from the date options are granted, thus focusing executives on the creation of stockholder value. Key provisions of this Stock Option Plan are described below. Other than the stock options granted to Mr. Harper upon his employment with the Company, no stock options were granted to executive officers in 1997.

CONCLUSION

       The Compensation Committee believes that the Company's compensation practices and structures serve to effectively align the interest of its executives with the interests of stockholders, to motivate and reward key executives to achieve a high level of personal and Company performance, and to compete for and retain executives who are critical to the future success of the Company.

                                          Members of the Committee:
                                           Nicholas P. Foris, MD
                                           Carl R. Hildebrand
                                           Jerome M. Pool

EMPLOYMENT AGREEMENTS

       In December 1995, the Company entered into employment agreements with Mr. Brannon, Ms. McGinnis, and Mr. Nordahl, (the "Executives"). Except for base salary amounts (none of which exceed $100,000 for any Executive through 1997), the terms of the employment agreements are substantially similar. Each of the Executives were engaged for a three year term; which term will be automatically extended for an additional year upon the third anniversary of the date of the employment agreement. According to the Agreements, the aggregate base salaries for the Executives in the years 1996, 1997, and 1998 were to be $180,000, $245,000 and $320,000, respectively, with base salaries to be supplemented by a cash bonus of up to 25% of each of the Executive's base salary assuming the Executive and/or Company meets certain performance objectives agreed to by the Board of Directors and the Executives for that year. The Executives are entitled to participate in all employee benefit plans of the Company and will be reimbursed for expenses relating to Company business. Ms. McGinnis drives a Company automobile, the operating expenses of which are paid by the Company. The employment agreements are terminable by the Company with or without "cause" and upon the Executive's death, disability or retirement, or by the Executives for "good reason," or any or no reason. "Good Reason" is defined by the employment agreement to mean termination of the Executive's employment following a change of control of the Company (defined by the employment agreements to be an event that would be required to be reported under the SEC's Proxy Rules or the acquisition by any person of 25% or more of the voting power of the Company or a change in the individuals constituting the Board of Directors during any two consecutive years) based on: (i) a reduction in the Executive's base salary;
(ii) the relocation of the Company's executive offices; (iii) any purported termination of the Executive without proper notice; or (iv) the failure by any successor to the Company to assume the employment agreements. If the Company terminates the employment agreement for cause or the Executive's disability, retirement or death, or if the Executive terminates his or her employment for other than good reason, the Executive will have no right to further compensation or benefits under the employment agreement. If, however, the employment agreement is terminated for "good reason," the Executive will be entitled to severance pay equal to the greater of two times his or her current base salary plus two times the cash bonus paid in the prior year or the remainder of that year's base salary plus the base salaries due to be paid for the remaining term of the employment agreement plus the product of the prior year's cash bonus times the number of years (and any fractional year) remaining until the end of the term of the employment agreement had the agreement not been so terminated. The Executive would also be entitled to maintain, at no cost to him or her, the Company benefits he or she was then receiving (other than participation in stock option or restricted stock plans) until he or she obtains full-time employment with another employer or the expiration or the remaining term of the employment agreement, whichever is earlier. The Company has agreed to pay any excise tax, if necessary, pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"). If the Executive's employment is terminated by the Company for other than cause, disability, retirement or death or if the employment is terminated by the Executive because the Company has breached the employment agreement, the Executive will be entitled to receive severance pay equal to the full base salary for the year in which the Executive was terminated plus an amount equal to the cash bonus paid in the prior year.

       The Executives have agreed not to disclose any proprietary information of the Company and not to compete with the Company for twelve months after the termination or expiration of their respective employment agreement.

SUMMARY COMPENSATION TABLE

       The following table sets forth a summary of certain information concerning the compensation awarded, or paid by the Company for services rendered in all capacities during the last two fiscal years, to the Chief Executive Officer and the four other executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

----------------------------------------------------------------------------------------------------------
                                                                          Long Term
                                         Annual Compensation             Compensation
                                   --------------------------------------------------------
                                                                       Awards     Payouts
                                                                     ----------------------
                                                        Other        Securities                 All
          Name and                                      Annual       Underlying    LTIP        Other
     Principal Position       Year  Salary   Bonus   Compensation     Options     Payouts   Compensation
----------------------------------------------------------------------------------------------------------
Kevin E. Brannon              1997  $80,000  $ --     $10,000(1)         --        $ --         $ --
Chief Executive Officer       1996  $61,000  $ --     $       --         --        $ --         $ --

Marjorie A. McGinnis          1997  $80,000  $ --     $10,000(1)         --        $ --         $ --
President                     1996  $61,000  $ --     $       --         --        $ --         $ --

Steven T. Nordahl             1997  $55,000  $ --     $10,000(1)         --        $ --         $ --
VP-Brewing Operations         1996  $49,000  $ --     $       --         --        $ --         $ --

Leslie P. Harper(2)           1997  $6,462   $ --     $       --         --        $ --         $ --
Chief Financial Officer

Patrick L. Helsel             1997  $46,963  $ --     $       --         --        $ --         $ --
VP-Sales

-------------------------------

(1) In lieu of a $10,000 reduction in salary, a stock grant of 1,334 shares was awarded, the fair market value of which is reflected.
(2) Employment was commenced in November 1997.

STOCK OPTION PLAN

       Effective November 20, 1995, the Board of Directors of the Company adopted the Stock Option Plan which was approved by the stockholders of the Company at a special Meeting of Stockholders held on December 9, 1995. Options covering 30,468 shares of Common Stock have been awarded to key employees of the Company and to 24 other Company employees under the Stock Option Plan.

       The Stock Option Plan provides for the grant of incentive stock options ("Options") intended to comply with the requirements of Section 422 of the Code. The Company has reserved a number of shares of Common Stock for issuance pursuant to the exercise of Options granted under this plan, subject to adjustment under the Stock Option Plan, equal to 156,390 shares. In the event of a stock split, reverse stock split or stock dividend, the number of shares of Common Stock under the Stock Option Plan, the number of shares to which any Option relates and the exercise price per share under any Option will be adjusted to reflect such increase or decrease in the total number of shares of the Common Stock outstanding.

       The Stock Option Plan is administered and interpreted by the Compensation Committee of the Board of Directors which is "disinterested" pursuant to applicable regulations under the federal securities laws. Unless sooner terminated, the Stock Option Plan will be in effect until November 20, 2005, ten years from the date of the adoption of the Stock Option Plan by the Board of Directors.

       Under the Stock Option Plan, the Compensation Committee will determine, among other things, which officers and key employees will be granted Options, the performance goals which must be met to receive Options, the number of shares subject to each Option, the exercise price of the Option, whether such Options may be exercised by delivering other shares of Common Stock or other consideration and when such Options become exercisable. The per share exercise price of all Options is required by the Code to be at least equal to the fair market value of a share of Common Stock on the date the Option is granted. The Code also requires that the aggregate fair market value of the Common Stock with respect to which the Options are exercisable for the first time by the Optionee during any calendar year cannot exceed $100,000. Moreover, any person who owns 10% or more of the voting power of the Common Stock may not receive Options whose exercise price is less than 110% of the fair market value of a share of Common Stock of the Company on the date of grant.

       Options will become vested and exercisable in the manner specified by the Committee and all Options will be become fully vested and exercisable in the event of a change in control of the Company, as defined in the Stock Option Plan. Each Option or portion thereof shall be exercisable at any time on or after it vests and is exercisable until ten years after its date of grant or three months after the date on which the optionee's employment terminates, unless extended by the Committee to a period not to exceed five years from such termination. However, failure to exercise Options within three months after the date on which the optionee's employment terminates may result in adverse tax consequences to the optionee. Options are non-transferable except by will or the laws of descent and distribution.

       Under current provisions of the Code, the federal income tax treatment of stock options is as follows: An optionee who meets certain holding period requirements will not recognize income at the time the option is granted or at the time the option is exercised, and a federal income tax deduction generally will not be available to the Company at any time as a result of such grant or exercise.

SUMMARY OF STOCK OPTIONS GRANTED

       The following table sets forth certain information concerning individual grants of stock options made during the year ended December 31, 1997.

             STOCK OPTIONS GRANTED IN YEAR ENDED DECEMBER 31, 1997

                                                 Individual Grants
---------------------------------------------------------------------------------------------------------------
                                                            % of Total
                                       Options          Options Granted          Exercise           Expiration
              Name                     Granted            to Employees        Price per Share          Date
---------------------------------------------------------------------------------------------------------------
Nicholas P. Foris, MD,                  2000                 15.25%                $3.69              6/05/07
Director
Carl R. Hildebrand,                     2000                 15.25%                $3.69              6/05/07
Director
Jerome M. Pool,                         2000                 15.25%                $3.69              6/05/07
Director
Maribeth Visco,                         2000                 15.25%                $3.69              6/05/07
Director

SUMMARY OF STOCK OPTIONS EXERCISED

       The following table sets forth certain information regarding stock options held by the executive officers named in the Summary Compensation Table as of December 31, 1997.

        AGGREGATE OPTIONS EXERCISED IN THE YEAR ENDED DECEMBER 31, 1997
                           AND YEAR END OPTION VALUES

-----------------------------------------------------------------------------------------------------
                                                     Number of                    Value of
                          Shares               Securities Underlying             Unexercised
                         Acquired               Unexercised Options              Options at
                            on      Value           at Year End                  Year End(1)
                         Exercise  Realized  --------------------------------------------------------
         Name             (No.)      ($)     Exercisable  Unexercisable  Exercisable   Unexercisable
-----------------------------------------------------------------------------------------------------
Kevin E. Brannon            --        --         --            --            $ --          $ --

Marjorie A. McGinnis        --        --         --            --            $ --          $ --

Steven T. Nordahl           --        --       16,779          --         $28,440.41       $ --

-------------------------------

(1) Based on the closing market price for the Company's Common Stock as of December 31, 1997.

EMPLOYEE RETIREMENT PLAN

       The Company has a 401(k) plan for all employees ("401(k) Plan"), age 18 or older, with one year of service. The 401(k) plan is a contributory defined contribution plan which is intended to qualify under Section 401(k) of the Code. Participants may contribute to the 401(k) Plan by salary reductions up to 15% of Annual compensation for the year. Such contribution defers the employee's earnings up to a maximum of $9,500 in each plan year, indexed annually. The Company may in its discretion, determine each year to make a matching contribution out of current or accumulated net profit equal to a percentage of the amount deferred by the employee. While an employee's contributions to the 401(k) Plan are immediately vested, the matching contributions made by the Company become vested upon the completion of seven years of credited service. All funds contributed to the 401(k) Plan are held in a trust fund, which are invested at the direction of the employee in up to any one or more of seven separate funds. The 401(k) Plan became functional in the second quarter of 1996. Company contributions to the 401(k) Plan in 1997 totaled $12,459.70.

                              CERTAIN TRANSACTIONS

RELATED PARTY TRANSACTIONS

       The Company has borrowed money from its directors and stockholders from time to time to provide cash for operations and for other purposes. At December 31, 1997, the Company had: (i) a five-year loan due July 1999 in the original principal amount of $50,000, with interest payable at the rate of 10%, from Dr. Foris secured by Company vehicles; and (ii) three loans from stockholders due March 1999, in the aggregate original principal amount of $62,000 with interest payable at the rate of 10%. All of these loans are current and are evidenced by unsecured promissory notes.

       On December 19, 1995, the Company assigned all of its rights and obligations under a real estate purchase agreement to acquire the land for the Company's new brewery to Blue II LLC ("Blue II") and on July 17, 1996 the Company entered into a lease of the brewery with Blue II. The lease is a triple net lease with a monthly rental payment of $3,000 plus an amount equal to Blue II's interest and principal payments due under its economic development revenue bond obligation and expires on December 31,

2017. Blue II is a recently formed Maryland limited liability company whose managing member is Mr. Edward D. Scott, a partner of Ms. Visco, a director of the Company, in the commercial real estate firm of Kline, Scott, Visco. Mr. Scott has a 25% interest in Blue II. The other members of Blue II who are affiliated with the Company are Dr. Foris, a director of the Company, Dr. Radha Nathan and Mr. Schuerholz, both of whom are stockholders of the Company and a business associate of Mr. Scott, each of whom hold a 25% interest. The lease arrangements were negotiated by the Company and Blue II at arm's length. Management of the Company believes that the terms of the lease are at market rates and at least as favorable to the Company as could have been obtained from a non-affiliated lessor.

       No loans will be made by the Company to officers, directors or stockholders who own more than 5% of the outstanding shares of Common Stock or the affiliates of any of them, except for a bona fide business purpose.

                           AMENDMENT OF THE ARTICLES

GENERAL

       The Board of Directors has unanimously adopted a resolution to submit to the stockholders a proposal to amend the second sentence of Article V of the Company's Articles to increase the number of shares of capital stock which the Company is authorized to issue from 10,000,000 to 20,000,000. The Board has determined that such an amendment is necessary (the "Amendment Proposal").

       The full text of the second sentence of Article V of the Company's Articles, if amended as proposed, would read as follows:

       Pursuant to these Articles of Amendment, the total number of shares of capital stock which the Corporation has authority to issue is 20,000,000, of which 19,000,000 shall be common stock, $0.00004 par value per share (hereinafter the "Common Stock") and of which 1,000,000 shall be preferred stock, $0.01 par value per share (hereinafter the "Preferred Stock").

       The terms of the additional shares of Common Stock will be identical to those of the currently outstanding Common Stock. However, because shareholders have no preemptive rights to purchase any additional shares of Common Stock, which may be issued, the issuance of additional shares will likely reduce the percentage interest of current shareholders in the total outstanding shares. The Amendment Proposal will not increase the number of shares of Preferred Stock authorized. The relative rights and limitations of the Common Stock and Preferred Stock would remain unchanged under the Amendment Proposal.

PURPOSES AND EFFECTS OF INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON
STOCK

       If approved by the Company's Stockholders, the Amendment Proposal would increase the number of shares of Common Stock which the Company is authorized to issue from 10,000,000 to 19,000,000. The additional 1000,000 shares, if and when issued, would have the same rights and privileges as the outstanding shares of Common Stock. See "Description of Securities -- Common Stock."

       The Board of Directors recommends the proposed increase in the authorized number of shares of Common Stock to enable the Company to satisfy its obligations under the terms of the Series A, Series C, Series D and Series E Preferred Stock, warrants and options associated with the issuance of the Series A and Series B Preferred Stock, and outstanding stock option grants as well as the Agreement and Plan of Merger entered into with Wild Goose Brewery, Inc. See "Consequences if Stockholder Approval Is not Obtained." In addition, the approval of the Amendment Proposal would help ensure an adequate supply of authorized and unissued shares for (i) the financing of the acquisition of other businesses, (ii) the satisfaction of the Company's contingent obligations to issue Common Stock,
(iii) the raising of additional capital for the operations of the Company, and
(iv) additional issuances under the Company's Stock Option Plan and other employee benefit plans. Except as described herein, there are currently no plans or arrangements relating to the issuance of any of the additional shares of Common Stock proposed to be authorized and such shares would be available for issuance without further action by stockholders, unless required by the Company's Articles, its Bylaws or applicable law.

       The increase in the number of authorized shares of Common Stock has not been proposed for any anti-takeover purpose and the Board of Directors and members of management of the Company have no knowledge of any current effort to obtain control of the Company or to accumulate large amounts of its Common Stock. However, the availability of additional shares of Common Stock could make any attempt to gain control of the Company or of the Board more difficult. Shares of authorized but unissued Common Stock could be issued in an effort to dilute the stock ownership and voting power of any person or entity desiring to acquire control of the Company, which might have the effect of discouraging or making less likely such a change of control. Such shares could also be issued to other persons or entities who support the Board in opposing a takeover attempt that the Board considers not to be in the best interests of the Company and its stockholders.

       If all such options and warrants were exercised and all shares of the Series A, Series C, Series D and Series E Preferred Stock outstanding on December 31, 1997 were converted, approximately 13,239,665 shares of Common Stock would be outstanding. These share amounts are based upon the following formulas for each series of Preferred Stock.

               Each share of Series A Preferred Stock is convertible, at the option of the holder thereof, at any time after the 365th day following the date of issuance of such shares (March 31, 1997) or immediately preceding any public sale of the Company's Common Stock pursuant to the registration of such Common Stock with the SEC, whichever is first to occur, but prior to the mailing of any notice of redemption by the Company (the "Series A Conversion Date"). The conversion formula is determined by dividing $500 by the product of .83 times the average closing price of the Common Stock as reported by the Wall Street Journal over the 30 days immediately preceding the Closing Date (the "ACP"), in the event the Series A Conversion Date is within two years of the date of issuance of the Series A Preferred Stock. Thereafter, the number of shares of Common Stock into which each share of the Series A Preferred Stock may be converted will be equal to $500.00 divided by 100% of the ACP.

               Each share of the Series C Preferred Stock is convertible, at the option of its holder, at any time, into a number of shares of Common Stock equal to $1,000 divided by the lower of (i) Seventy Percent (70%) of the average Market Price of the Common Stock for the five trading days immediately prior to the conversion date or (ii) $1.62, increased proportionally for any reverse stock split and decreased proportionally for any forward stock split or stock divided.

               Each share of the Series D Preferred Stock (the "Preferred Shares") shall be convertible, at the option of its holder, at any time, into a number of shares of Common Stock equal to $1,000 divided by the lower of (i) Seventy Percent (70%) of the average Market Price of the Common Stock for the five trading days immediately prior to the conversion date or (ii) 75% on day of issuance increased proportionally for any reverse stock split and decreased proportionally for any forward stock split or stock divided.

               Each share of Series E Preferred Stock is convertible, at the option of its holder, at any time after 90 days or April 1, 1998 from its issuance into a number of shares of Common Stock equal to $1,000 divided by Seventy Five Percent (75%) of the average Market Price of the Common Stock for the five trading days immediately prior to the conversion date.

               For purposes of the Series C, Series D and Series E Preferred Stock, market price for any date shall be the closing bid price of the Common Stock, on such date, as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), or the closing bid price in the over-the-counter market if other than NASDAQ.

The following table summarizes this analysis:

Shares Outstanding -- March 12, 1998........................   6,706,602
Options Outstanding -- December 31, 1996....................      59,987
Options Granted from January 1, 1997........................      19,581
Warrants Outstanding -- December 31 1996....................      38,558
Warrants issued in 1997.....................................     769,306
Series A Convertible into Common Stock......................     245,461
Series C Convertible into Common Stock......................   1,082,235(1)
Series C Convertible into Common Stock......................     289,524
Series D Convertible into Common Stock......................     760,336(1)
Series D Convertible into Common Stock......................       7,619
Series E Convertible into Common Stock......................   2,133,334
Common Stock reserved for issuance to owners of Wild
  Goose.....................................................   1,127,122
                                                              ----------
Total issued or necessary for issuance......................  13,239,665
Total shares of Common Stock Available (Shortfall)..........  (4,239,665)

---------------
(1) These shares were sent in for conversion, but were not processed as of March 12, 1998. Series C, D, and E are calculated based on the December 31, 1997 market price of $1.875 with applicable conversion discounts.

                              DESCRIPTION OF SECURITIES

     COMMON STOCK

       The Company's Articles authorizes the issuance of 9,000,000 shares of Common Stock, $.00004 par value per share, of which 6,706,602 shares were outstanding as of March 12, 1998. Holders of shares of Common Stock are entitled to one vote for each share on all matters to be voted on by the shareholders. Holders of Common Stock have no cumulative voting rights. Holders of shares of Common Stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, the holders of share of Common Stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of Common Stock have no preemptive rights to purchase the Company's Common Stock. There are no conversion rights or redemption or sinking fund provisions with respect to the Common Stock. All of the outstanding shares of Common Stock are validly issued, fully paid and non-assessable.

       The transfer agent for the Common Stock is Registrar & Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016.

PREFERRED STOCK

       The Company's Articles also authorize the issuance of 1,000,000 shares of preferred stock, $.01 par value, of which 1,828 shares of Series A Preferred, 0 shares of Series B Preferred, 1,005 shares of Series C Preferred, 455 shares of Series D and 3,000 shares of Series E Preferred are outstanding. The Preferred Stock is convertible into shares of common stock (see "Selling Stockholders"). The holders of Series A Preferred are senior to the Common Stock with respect to dividend rights and are entitled to a liquidation preference of $500 per share. The annual dividend rate for the Series A Preferred is $40.00 per share per annum, and the annual dividend rate for the Series C, Series D and Series E Preferred Stock before dividends may be paid or set aside on the Company's Common Stock. All dividend payments are subordinated to the Company's debt obligations, and are subject to the prior approval of Signet and the Company's other future lenders. Signet has stated that it will not permit dividends to be paid on the Series A Preferred Stock in 1997. The Company has the option to pay dividends on the Series C, Series D and Series E Preferred by the issuance of Common Stock valued at the then effective conversion rate of the Series C, Series D and Series E Preferred Stock. The holders of Series B, Series C, Series D and Series E Preferred have a liquidation preference of $1,000 per share over the Common Stock and the Series A Preferred. Dividends on the Series B Preferred may be declared and paid if, when and to the extent determined from time to time by the Company's Board of Directors, provided that such dividends shall be declared with respect to the Series B Preferred Stock on par with dividends declared with respect to the Company's Common Stock. The Company does not expect to declare or pay such dividends in the foreseeable future. The Company may issue additional preferred stock in the future. The Company's Board of Directors has authority, without action by the shareholders, to issue all or any portion of the authorized but unissued preferred stock in one or more series and to determine the voting rights, preferences as to dividends and liquidation, conversion rights, and other rights of such series.

       The Company considers it desirable to have preferred stock available to provide increased flexibility in structuring possible future acquisitions and financings and in meeting corporate needs which may arise. If opportunities arise that would make desirable the issuance of preferred stock through either public offering or public placements, the provisions for preferred stock in the Company's Articles of Incorporation would avoid the possible delay and expense of a shareholder's meeting, except as may be required by law or regulatory authorities. Issuance of the preferred stock could result, however, in a series of securities outstanding that will have certain preferences with respect to dividends and liquidation over the Common Stock which would result in dilution of the income per share and net book value of the Common Stock. Issuance of additional Common Stock pursuant to any conversion right which may be attached to the terms of any series of preferred stock may also result in dilution of the net income per share and the net book value of the Common Stock.

       In evaluating the Amendment Proposal, stockholders should consider the effect of certain other provisions of the Company's Articles and Bylaws that may have anti-takeover consequences. These provisions include (i) the authorization of Preferred Stock, the terms of which may be fixed by the Board of Directors without further action of the Stockholders, (ii) a provision that standing Directors may be removed only by a two-thirds vote of stockholders entitled to vote; (iii) a limitation of the ability of the Company's stockholders to call special stockholder meetings; and (iv) limitations on certain business combinations and acquisitions involving the Company.

VOTE REQUIRED; EFFECTIVE DATE OF PROPOSED AMENDMENT

       If the Amendment Proposal is approved by an affirmative vote of more than two-thirds of all votes entitled to be cast at this Annual Meeting, it will become effective upon the filing by the Company of Articles of Amendment to the Company's Articles with the State Department of Assessments and Taxation of Maryland, which is expected to be done as soon as practicable after stockholder approval is obtained.

CONSEQUENCES IF STOCKHOLDER APPROVAL IS NOT OBTAINED

       In the event the Amendment Proposal is not approved, the inability to convert the outstanding shares of Series A, C, D and E Preferred Stock to Common Stock or to exercise any of the outstanding warrants to purchase Common Stock or Common Stock Options may be viewed as a breach of contract between the holders thereof and the Company, the likely outcome of which would be litigation.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE
                              AMENDMENT PROPOSAL.

            RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

       The Board of Directors of the Company has appointed Coopers & Lybrand LLP, as independent auditors for the Company for the year ending December 31, 1998, and further directed that the selection of auditors be submitted for ratification by the Stockholders at the Annual Meeting. The Company has been advised by Coopers & Lybrand LLP that neither the firm nor any of its associates has any relationship with the Company other than the usual relationship that exists between independent public accountants and clients. Coopers & Lybrand LLP will have representatives at the Annual Meeting who will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND LLP AS INDEPENDENT AUDITORS FOR THE YEAR ENDING
                               DECEMBER 31, 1998.

                            APPROVAL OF ADJOURNMENT

       If a quorum is not obtained or if fewer shares are likely to be voted to approve the Amendment Proposal than the number required for approval, the Annual Meeting may be adjourned for the purpose of obtaining additional proxies or votes or for any other purposes, and, at any subsequent reconvening of the Annual Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the meeting (except for any proxies which have theretofore effectively been revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other matter prior to the adjournment.

       If it is necessary to adjourn the Annual Meeting, no notice of the time and place of the adjourned meeting is required to be given to the Company's stockholders other than the announcement of such time and place at the Annual Meeting. The affirmative vote of the holders of at least a majority of all votes cast at the Annual Meeting is required to approve such adjournment. An adjournment of the Annual Meeting may be necessary because the limited time between the mailing of the Proxy Statement and the Annual Meeting may result in the lack of quorum at the Annual Meeting.

       If the Annual Meeting is postponed or adjourned, at any subsequent reconvening of the Annual Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Annual Meeting (except for any proxies that have theretofore effectively been revoked or withdrawn.)

  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ADJOURNMENT
                                   PROPOSAL.

                             STOCKHOLDER PROPOSALS

       Proposals of stockholders intended to be included in the proxy materials and presented at the Annual Meeting of Stockholders to be held in 1999 must be received by the Secretary of the Company, at 4607 Wedgewood Blvd., Frederick, Maryland 21703, no later than November 26, 1998. If such proposal is in compliance with all of the requirements of Rule 14a-8 promulgated under the Exchange Act, it will be included in the proxy statement and set forth on the form of proxy .

       Proposals not submitted for inclusion in the proxy statement, and therefore not included in such, may be properly brought before an Annual Meeting by a stockholder who has submitted such proposals on a timely basis and in a form and manner consistent with that specified under the Company's Articles of Incorporation. For such notice to be timely for the 1999 Annual Meeting, it must be received by the Secretary of the Company, at 4607 Wedgewood Blvd., Frederick, Maryland 21703, no later than January 25, 1999. For the 1998 Annual Meeting, no Stockholder proposals were received.

                                 OTHER MATTERS

       Management is not aware of any business to come before the 1998 Annual Meeting other than those matters described in this Proxy Statement. However, if any other matters should properly come before the 1998 Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

                    ANNUAL REPORTS AND FINANCIAL STATEMENTS

       Stockholders of the Company as of the Record Date for the 1998 Annual Meeting are being forwarded a copy of the Company's Annual Report to Stockholders for the year ended December 31, 1997 ("Annual Report"). Included in the Annual Report are the statements of financial position of the Company as of December 31, 1997 and 1996 and the statements of operations and cash flows for each of the years in the two-year period ended December 31, 1997, prepared in accordance with Generally Accepted Accounting Principles, and the related reports of the Company's independent public accountants, which is incorporated herein by reference. In addition, Audited Financial Statements of Wild Goose Brewery, Inc. and the Pro Forma Consolidated Balance Sheet and Pro Forma Consolidated Statement of Operations of Frederick Brewing Co. and Wild Goose Brewery, Inc. are attached to this Proxy Statement as Appendix A. The Financial Statements of the Company included in the Annual Report as well as the Financial Statements and Pro Forma Statements contained in Appendix A are part of the soliciting materials.

       UPON RECEIPT OF A WRITTEN REQUEST, THE COMPANY WILL FURNISH TO ANY STOCKHOLDER, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 1997, AND ANY EXHIBITS THERETO REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE EXCHANGE ACT. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO LESLIE P. HARPER, CHIEF FINANCIAL OFFICER, FREDERICK BREWING CO., 4607 WEDGEWOOD BOULEVARD, FREDERICK, MARYLAND 21703. THE FORM 10-KSB IS NOT A PART OF THE COMPANY'S PROXY SOLICITATION MATERIALS.

                                       BY ORDER OF THE BOARD OF DIRECTORS

                                       /s/ KEVIN E. BRANNON

                                       KEVIN E. BRANNON
                                       Chairman of the Board

April 13, 1998
Frederick, Maryland

                                   APPENDIX A





                          AUDITED FINANCIAL STATEMENTS
                                       OF
                            WILD GOOSE BREWERY, INC.
                                      AND
                              UNAUDITED PRO FORMA
                       CONSOLIDATED FINANCIAL INFORMATION
                                       OF
                             FREDERICK BREWING CO.
                                      AND
                            WILD GOOSE BREWERY, INC.

                      IRELAND & EVERNGAM, LLC LETTERHEAD
                          CERTIFIED PUBLIC ACCOUNTANTS


MEMBERS:                                                             MEMBERS OF:
John D. Ireland, CPA                                       American Institute of
K. Thomas Everngam, Jr., CPA                        Certified Public Accountants

                                                         Maryland Association of
                                                    Certified Public Accountants


Board of Directors
Wild Goose Brewery, Inc.
Cambridge, Maryland


                          INDEPENDENT AUDITORS' REPORT

We have audited the accompanying balance sheet of Wild Goose Brewery, Inc. as of December 31, 1997 and the related statement of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wild Goose Brewery, Inc. as of December 31, 1997 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

/s/ IRELAND & EVERNGAM, LLC

Ireland & Everngam, LLC, CPA's
February 19, 1998

                          WILD GOOSE BREWERY, INC.

                                BALANCE SHEET

                              DECEMBER 31, 1997

                                     ASSETS



CURRENT ASSETS
--------------
  Cash and Cash Equivalents                                              $    29,652
  Accounts Receivable, Net                                                   245,618
  Other Receivables                                                              478
  Inventory                                                                  328,099
  Prepaid Expenses                                                             9,199
                                                                         -----------

        TOTAL CURRENT ASSETS                                                 613,046
                                                                         -----------


PROPERTY AND EQUIPMENT, AT LOWER OF
-----------------------------------
 CARRYING AMOUNT OR NET REALIZABLE VALUE
 ---------------------------------------
  Office Equipment                                                            13,714
  Leasehold Improvements                                                      51,447
  Machinery and Equipment                                                  1,133,148
                                                                         -----------

        TOTAL PROPERTY AND EQUIPMENT, AT COST                              1,198,309

  LESS:  ACCUMULATED DEPRECIATION                                            561,951

  LESS:  ADJUSTMENT TO NET REALIZABLE VALUE
           OF ASSETS TO BE SOLD                                              382,985
                                                                         -----------


        TOTAL PROPERTY AND EQUIPMENT, AT LOWER OF
         CARRYING AMOUNT OR NET REALIZABLE VALUE
         LESS ACCUMULATED DEPRECIATION                                       253,373
                                                                         -----------


OTHER ASSETS
------------
  Loan Origination Costs                                                       4,867
  Organization Costs                                                           5,100
                                                                         -----------

        TOTAL OTHER ASSETS                                                     9,967
                                                                         -----------

        TOTAL ASSETS                                                     $   876,386
                                                                         ===========

                            WILD GOOSE BREWERY, INC.
                LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)





CURRENT LIABILITIES
-------------------
  Note Payable                                                                      $    93,610
  Current Maturities of Long Term Debt                                                  448,500
  Accounts Payable and Accrued Expenses                                                 595,260
  Accrued Payroll and Payroll Taxes Withheld                                             10,654
  Keg and Slip Board Deposits                                                            28,066
                                                                                    -----------

        TOTAL CURRENT LIABILITIES                                                     1,176,090
                                                                                    -----------


STOCKHOLDERS' DEFICIT
--------------------
  Preferred Stock, $0.01 Par Value; 50,000
   Shares Authorized, Issued and Outstanding                                                500
  Common Stock, $0.01 Par Value; 50,000
   Shares Authorized, 10,000 Shares
   Issued and Outstanding                                                                   100
  Additional Paid in Capital                                                            221,952
  Retained Earnings (Deficit)                                                          (522,256)
                                                                                    -----------

        TOTAL STOCKHOLDERS' DEFICIT                                                    (299,704)
                                                                                    -----------


        TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                                 $   876,386
                                                                                    ===========




                        See Independent Auditors' Report
                       See Notes to Financial Statements

                           WILD GOOSE BREWERY, INC.

                           STATEMENT OF OPERATIONS

                     FOR THE YEAR ENDED DECEMBER 31, l997





 GROSS SALES                                                                        $ 2,515,535
------------

        EXCISE TAXES, RETURNS, ALLOWANCES
         AND DISCOUNTS                                                                  268,030
                                                                                    -----------


NET SALES                                                                             2,247,505
---------


COST OF GOODS SOLD                                                                    1,636,773
------------------                                                                  -----------

        GROSS PROFIT                                                                    610,732


SELLING EXPENSES                                                                        268,263
----------------

LOSS ON ADJUSTMENT TO NET REALIZABLE
 VALUE OF ASSETS TO BE SOLD                                                             382,195


GENERAL AND ADMINISTRATIVE EXPENSES                                                     332,431
-----------------------------------                                                 -----------

     OPERATING LOSS                                                                    (372,947)


LOSS ON DISPOSAL ON EQUIPMENT
-----------------------------

      LOSS ON SALE OF EQUIPMENT                                                          (6,248)
                                                                                    -----------

      LOSS BEFORE FINANCIAL EXPENSE
        AND TAXES ON INCOME                                                            (379,195)


FINANCIAL EXPENSE, NET                                                                   66,947
----------------------                                                              -----------

      LOSS BEFORE TAXES ON INCOME                                                      (446,142)


INCOME TAX EXPENSE (BENEFIT)                                                               -
----------------------------                                                        -----------

      NET LOSS                                                                      $  (446,142)
                                                                                    ===========


                        See Independent Auditors' Report
                       See Notes to Financial Statements

                            WILD GOOSE BREWERY, INC.

                 STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

                     FOR THE YEAR ENDED DECEMBER 31, 1997





                                              COMMON STOCK              PREFERRED STOCK
                                           ------------------           ---------------          ADDITIONAL           RETAINED
                                        Shares           Amount       Shares         Amount   PAID IN CAPITAL    EARNINGS (DEFICIT)
                                        ------           ------       ------         ------   ---------------    ------------------
BALANCE, DECEMBER 31, 1996               9,776           $   98       48,395         $   484       $192,340           $ (76,114)


  STOCK SALE                               224                2        1,605              16         29,612                    -

  NET LOSS                                   -                -            -               -              -            (446,142)
                                        ------            -----       ------           -----          -----            ---------


BALANCE, DECEMBER 31, 1997              10,000           $  100       50,000            $500       $221,952          $ (522,256)
                                       =======           ======      =======           =====       ========          ===========



                        See Independent Auditors' Report
                       See Notes to Financial Statements

                            WILD GOOSE BREWERY, INC.

                            STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1997


CASH FLOWS FROM OPERATING activities
------------------------------------
  Net Loss                                                                       $ (446,142)
  Adjustments to Reconcile Net Loss to Net
    Cash Provided By Operating Activities:
      Depreciation and Amortization                                                 126,531
      Loss on Sale of Assets                                                          6,248
      Loss on Adjustment to Net Realizable Value
        of Assets to be Sold                                                        382,985
      Decrease (Increase) in Assets:
        Trade Receivables                                                           (88,781)
        Inventories                                                                 (49,269)
        Other Receivables                                                               825
        Prepaid Expenses                                                             (2,172)
        Income Tax Refund Receivable                                                 40,703
      Increase (Decrease) in Liabilities:
        Accounts Payable and Accrued Expenses                                       146,477
        Accrued Payroll and Payroll                                                       6
          Taxes Withheld                                                             (4,170)
        Keg Deposits                                                                 (4,302)
                                                                                 ----------

  NET CASH PROVIDED BY OPERATING ACTIVITIES                                         108,933
                                                                                 ----------

CASH FLOWS FROM INVESTING ACTIVITIES
------------------------------------
  Purchase of Fixed Assets                                                          (48,850)
  Proceeds from Sale of Assets                                                        1,907
                                                                                 ----------

  NET CASH PROVIDED FROM INVESTING ACTIVITIES                                       (46,943)
                                                                                 ----------

CASH FLOWS FROM FINANCING ACTIVITIES
------------------------------------
  Increase in Notes Payable                                                          11,000
  Payment of Long-Term Debt                                                        (117,000)
  Sale of Stock                                                                      29,630
                                                                                 ----------

  NET CASH PROVIDED FROM FINANCING
   ACTIVITIES                                                                       (76,370)
                                                                                 ----------

  NET INCREASE (DECREASE) IN CASH
    AND CASH EQUIVALENTS                                                            (14,380)

CASH AND CASH EQUIVALENTS, BEGINNING                                                 44,032
------------------------------------                                             ----------

CASH AND CASH EQUIVALENTS, ENDING                                                $   29,652
---------------------------------                                                ==========

SUPPLEMENTAL CASH FLOW INFORMATION
----------------------------------
  Cash Paid for Interest                                                         $   67,170
                                                                                 ==========
  Income Taxes Paid (Refunds Received)                                           $  (40,703)
                                                                                 ==========

                        See Independent Auditors' Report
                       See Notes to Financial Statements

                            WILD GOOSE BREWERY, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1997



NOTE A.    BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

           NATURE OF BUSINESS

           The Company started business in 1989, brewing beer for wholesale distribution. All manufacturing operations took place at the Company's Cambridge, Maryland location. The Company sold its products to customers throughout the Eastern and Midwestern United States.

           The Company entered into an agreement and plan of reorganization with Frederick Brewing Co. on December 15, 1997. The plan was approved by the Company's stockholders on January 7, 1998 and settlement occurred on January 29, 1998.

           As part of the reorganization, all of the preferred and common stock shares of Wild Goose Brewery, Inc. were exchanged for shares of Frederick Brewing Co. The Frederick Brewing Co. paid the notes due to Signet Bank on January 29,1998. Significantly all of the operations at the Cambridge location ceased on that date as well.

           BASIS OF PRESENTATION

           The financial statements of Wild Goose Brewery, Inc. have been prepared on the accrual basis of accounting.

           CASH AND CASH EQUIVALENTS

           The Company considers all investments with a maturity of three months or less when purchased to be cash equivalents.

           ALLOWANCE FOR DOUBTFUL ACCOUNTS

           The Company uses the allowance method in accounting for bad debts. The amount of the allowance is determined by an analysis of the accounts at year-end. At December 31, 1997, the Company provided for an allowance in the amount of $12,500.

           INVENTORY

           Inventory is accounted for at lower cost or market on a first-in, first-out method.

           PROPERTY AND EQUIPMENT

           The Company's policy was to charge all additions to the asset account but to charge the cost of repairs, maintenance and minor betterments to operations in the year in which the cost was incurred. Asset and accumulated depreciation accounts were relieved when properties were retired or otherwise disposed.

           Substantially all of the property and equipment at the Company's Cambridge location will be sold at auction or abandoned by May 15, 1998. Based on an appraisal and the costs of selling those assets, property and equipment has been adjusted to its net realizable value of $253,373.

                        See Independent Auditors' Report

                            WILD GOOSE BREWERY, INC.
                   NOTES TO FINANCIAL STATEMENTS - CONTINUED
                               DECEMBER 31, 1997





   NOTE A.BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
                             POLICIES - CONTINUED

                                USE OF ESTIMATES

        Due to the Company's inability to confirm the number of kegs and slipboards possessed by customers, the liability for deposits has been estimated. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual amounts could differ from these estimates.

NOTE B.  INVENTORY

         The following is a summary of inventory at December 31, 1997:

                          Raw Materials                     $218,003
                          Beer                                81,970
                          Other                               28,126
                                                              ------

                                TOTAL                      $ 328,099
                                                           =========

NOTE C.  DEPRECIATION

         The following are the estimated useful lives of each class of depreciable property.

                          Furniture and Fixtures               5 to 10 Years
                          Equipment                            5 to 10 Years
                          Leasehold Improvements                    40 Years

         Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets.

         Depreciation expense of all property for the year ended December 31, 1997 was $121,224.

NOTE D.  INTANGIBLE ASSETS

         Costs incurred in organizing the Company were capitalized and are being amortized over a period of five (5) years. Amortization expense charged to operations was $3,600 for the year ended December 31, 1997. Loan origination costs are being amortized over a period of five (5) years. Amortization of costs were charged to interest expense in the amount of $1,708 for the year ended December 31, 1997.


                        See Independent Auditors' Report

                            WILD GOOSE BREWERY, INC.

                               DECEMBER 31, 1997

NOTE E.  NOTE PAYABLE

         Note payable consists of the following at December 31:

         Signet Bank; Revolving Line of Credit;
          Interest at Prime, 8.25% at
          December 31, 1996;
          Interest Payable Monthly                                  $ 93,610
                                                                    ========

         The line of credit provides for a maximum loan amount of the lesser of $100,000 or 80% of accounts receivable as are acceptable to the bank. The note is subject to the same covenants referred to in Note F.

NOTE F.  LONG-TERM DEBT

         Long-term debt consists of the following at December 31:

         Signet Bank; Interest at Prime
          Plus 4.0%, 8.75% at December 31,
          1996; Interest Plus Principal of
          $9,750 Payable Monthly;
          Secured by Accounts Receivable,
          Property and Equipment                                    $ 448,500

                 LESS: CURRENT MATURITIES                             448,500
                                                                    ---------

                 TOTAL LONG TERM DEBT LESS
                  CURRENT MATURITIES                                $    -
                                                                    =========


         Total interest expense for the year ending December 31, 1997 was $67,170.

         Loan agreements with Signet Bank include certain financial covenants which the Company was not in compliance with at December 31, 1997. Signet bank entered into a forbearance agreement with the Company, effective April 15, 1997, in response to events of default, including non-compliance with ratio covenants in the original debt agreement. Under the agreement, the interest rate on both notes increased by 2.0%. The tenure of the forbearance agreement was through December 31, 1997. However, the bank agreed to take no action pending the plan of reorganization with Frederick Brewing Co., as described in Note A.

                        See Independent Auditors' Report

                            WILD GOOSE BREWERY, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1997




NOTE G.  LEASES

         The Company leases its facility under an operating lease for a five year period at an annual rental of $62,400. The lease was to expire in July of 1999, but was renegotiated to end on June 30, 1998, with a contingency that all property and equipment be removed from the premises by May 15, 1998.

         The Company leases a forklift under an operating lease. The lease is for a five year period at an annual rental in the amount of $3,900. The lease expires in July of 2000.

         The following is a schedule of estimated future minimum lease payments for the next five years:

                          1998                                          35,100
                          1999                                           3,900
                          2000                                           2,275
                          2001                                            -
                          2002                                            -

         Total rent expense incurred in 1997 was $66,487.


NOTE H.  INCOME TAXES

         The Company has a net operating loss carryforward of approximately $420,000 at December 31, 1997, giving rise to a deferred tax asset of approximately $160,000. Realization of the net deferred tax asset at the balance sheet date is dependent on future earnings which are uncertain. Accordingly, a full valuation allowance was recorded against the asset. During the year ended December 31, 1997 the valuation allowance was increased primarily related to the increase in the net operating loss carryforwards.



                        SEE INDEPENDENT AUDITORS' REPORT

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION


The following Unaudited Pro Forma Consolidated Financial Statements give effect to the acquisition by Frederick Brewing Company (the Company) of the net assets of Wild Goose Brewery, Inc. (Wild Goose) on January 29, 1998 and are based on the historical financial statements of the Company and Wild Goose. These historical financial statements were prepared in accordance with generally accepted accounting principles. The unaudited pro forma adjustments are based upon available information and certain assumptions that management of the Company believes are reasonable. The Pro Forma Financial Information and accompanying notes should be read in conjunction with the historical financial statements of Wild Goose and the historical financial statements of the Company, which are included in the Company's Annual Report on Form 10-KSB.

The Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 1997 has been prepared as if the acquisition had occurred on that date. The Unaudited Consolidated Pro Forma Statement of Operations for the year ended December 31, 1997 gives effect to the acquisition as if it had occurred at the beginning of the year.

The Unaudited Pro Forma Consolidated Financial Statements are presented for informational purposes only and do not purport to be indicative of what the Company's consolidated financial position or consolidated results of operations would actually have been had the acquisition been completed on such date or at the beginning of the year indicated, or to project the Company's consolidated financial position for any future date or the Company's consolidated results of operations for any future period.

The acquisition has been accounted for as a purchase. After the acquisition, the purchase price was allocated to the assets acquired and liabilities assumed based on their respective fair values. The final allocation of the purchase price may differ from the allocation set forth in the attached Unaudited Pro Forma Consolidated Balance Sheet, since the allocation was based on the net assets acquired on January 29, 1998. The final allocation is not expected to differ materially from the allocation set forth herein.

The Company has preliminarily analyzed the savings that it expects to realize from the reductions in salaries of certain Wild Goose production personnel and from production efficiencies to be realized from the consolidation of the production at one brewing facility. The Company has not quantified these savings and has not included such savings in the Unaudited Pro Forma Consolidated Results of Operations.

               Frederick Brewing Co. and Wild Goose Brewery Inc.
                      Pro Forma Consolidated Balance Sheet
                               December 31, 1997
                                  (Unaudited)
                             (Dollars in Thousands)

------------------------------------------------------------------------------------------------------------------------------------
                                                                       Historical                             Pro-forma
------------------------------------------------------------------------------------------------------------------------------------
                                                        Frederick Brewing       Wild Goose
                                                             Company             Brewery           Adjustments        As Adjusted
------------------------------------------------------------------------------------------------------------------------------------
 Current assets
   Cash and cash equilavents                                  $ 2,625             $    30         $     (532)    c     $  2,123

   Trade receivables, net                                         333                 246                ---                579

   Inventories, Net                                               354                 328                ---                682

   Prepaid expenses and other current assets                      104                   9                ---                113
                                                        ----------------------------------------------------------------------------
     Total current assets                                       3,416                 613               (532)             3,497

 Property and equipment, net                                    8,376                 253                ---              8,629

 Intangibles, net                                                 258                  10                ---                268

 Deferred public relation costs                                 1,131                 ---                ---              1,131

 Other assets                                                     220                 ---                ---                220

 Goodwill                                                         ---                 ---              2,595    e         2,595
                                                        ----------------------------------------------------------------------------
     Total assets                                             $13,401               $ 876             $2,063            $16,340
                                                        ============================================================================

 Current liabilities

   Current maturities of long-term debt                       $   273              $  542           $   (532)    c      $   283

   Capital lease obligations, current portion                      89                 ---                ---                 89

   Accounts payable                                               275                 549                ---                824

   Accrued liabilities                                            407                  85                120     d          612
                                                        ----------------------------------------------------------------------------
       Total current liabilities                                1,044               1,176               (412)             1,808

 Long-term debt                                                 2,209                 ---                ---              2,209

 Capital lease obligations                                      2,880                 ---                ---              2,880
                                                        ----------------------------------------------------------------------------

    Total liabilities                                           6,133               1,176               (412)             6,897
                                                        ============================================================================

 Stockholders' equity (deficit):

   Preferred Stock                                              5,552                 ---                ---              5,552

   Common Stock                                                   ---                 ---                ---                ---

   Additional paid-in capital                                  12,779                 222              2,175     a       14,954

                                                                  ---                 ---               (222)    b

   Accumulated deficit                                        (11,063)               (522)               522     b      (11,063)
                                                        ----------------------------------------------------------------------------
      Total stockholders' equity (deficit)                      7,268                (300)             2,475              9,443
                                                        ----------------------------------------------------------------------------
       Total liabilities and stockholders' equity
         (deficit)                                            $13,401                $876             $2,063            $16,340
                                                        ============================================================================

     See accompanying notes to pro forma consolidated financial statements.

               Frederick Brewing Co. and Wild Goose Brewery Inc.
                 Pro Forma Consolidated Statement of Operations
                    Year ended December 31, 1997 (Unaudited)
                             (Dollars in Thousands)

--------------------------------------------------------------------------------------------------------------------------------
                                                                    Historical                         Pro-forma
--------------------------------------------------------------------------------------------------------------------------------
                                                            Frederick        Wild Goose       Adjustments          As Adjusted
                                                         Brewing Company      Brewery
--------------------------------------------------------------------------------------------------------------------------------
 Net Sales                                                $     3,077       $    2,247         $     -            $   5,324

 Cost of sales                                                  2,837            1,637             (64)    f          4,410
                                                        ------------------------------------------------------------------------

    Gross Profit                                                  240              610              64                  914


 Loss on assets to be disposed                                      -              383               -                  383


 Selling, general, and administrative expenses                  4,622              601             260     g          5,444


                                                                                                   (35)    h

                                                                                                    (4)    i
                                                        ------------------------------------------------------------------------
    Operating loss                                             (4,382)            (374)           (157)              (4,913)


 (Gain)/loss on sale of equipment                                (159)               6                                 (153)

 Loss on assets to be disposed                                      -              383                                  383

 Interest expense, net                                            140               67             (67)    j            140
                                                        ------------------------------------------------------------------------
    Loss before taxes                                          (4,363)            (447)            (90)              (4,900)

 Provision for income taxes                                         -                -                                    -
                                                        ------------------------------------------------------------------------
    Net loss                                                   (4,363)            (447)            (90)              (4,900)

 Preferred stock dividends requirements                        (3,612)               -                               (3,612)
                                                        ------------------------------------------------------------------------
    Net loss attributable to common shareholders           $   (7,975)       $    (447)        $   (90)          $   (8,512)
                                                        ========================================================================
 Basic and diluted loss per common share:

    Net loss before preferred stock dividend
      requirements                                         $    (1.59)       $       -                           $    (1.27)

    Preferred stock dividend requirements                       (1.32)               -                                (0.93)
                                                        ------------------------------------------------------------------------
    Net loss per common share                              $    (2.91)       $       -                            $   (2.20)
                                                        ========================================================================
 Weighted average common shares and common share
 equivalents outstanding                                        2,742                -           1,127                3,869


     See accompanying notes to pro forma consolidated financial statements.

             Frederick Brewing Company and Wild Goose Brewery, Inc.
              Notes to Pro Forma Consolidated Financial Statements
                    Year ended December 31, 1997 (Unaudited)
                 (Dollars in Thousands, except per share data)

(a) Adjustment reflects the issuance of 1,127,122 shares of the Company's common stock based on the $1.93 average price of such common stock during the period from March 30, 1998 to April 8, 1998. The final purchase price was determined on April 3, 1998.

(b)       Adjustment removes the stockholders' deficit balance of Wild Goose.

(c) Adjustment reflects the repayment of the outstanding principal balance on the Wild Goose debt instruments with a bank as of the January 29, 1998 date of acquisition, pursuant to the Agreement and Plan of Reorganization by and among the Company and Wild Goose (the Acquisition Agreement)

(d) Adjustment reflects the accrual of estimated transaction costs related to the acquisition. Such costs are included as part of the purchase price allocation in the determination of goodwill.

(e) Adjustment reflects the excess of the cost to the Company over the assigned value of the net assets of Wild Goose computed as follows:


 1,127,122  shares of common stock at $1.93 per share                       $2,175

 Acquisition costs                                                             120

 Repayment of outstanding principal                                            532
                                                                              ----

 Purchase price                                                              2,827

 Net assets acquired, excluding outstanding Wild Goose debt
 instruments repaid by the Company
                                                                             (232)
                                                                             -----



 Excess purchase price allocated to goodwill                                $2,595
                                                                          ========


(f) Adjustment reflects reduction of depreciation expense recorded during 1997 corresponding to certain machinery and equipment of Wild Goose being held for sale that were reduced to their estimated net realizable value prior to the acquisition of Wild Goose by the Company.

(g) Adjustment reflects one years' amortization of the goodwill arising from the acquisition. The goodwill is being amortized over an estimated useful life of ten years.

(h) Adjustment reflects a reduction in rent expense based on agreements entered into with the landlord of the Wild Goose brewing facility in Cambridge, Maryland to terminate the existing lease at such facility. Annual rental payments at this facility were approximately $62 and management negotiated an early termination of the lease for $27.

(i) Adjustment reflects reduction of depreciation expense recorded during 1997 on leasehold improvements at the Wild Goose brewing facility in Cambridge, Maryland. All leasehold improvements were written off as management determined that the improvements did not have any future economic benefit to the Company or to Wild Goose.

(j) Adjustment reflects the elimination of interest expense associated with the outstanding principal balances on the Wild Goose debt instruments. These principal balances were repaid with the Company's existing cash balances, which were generated primarily through several issuances of preferred stock during 1997.

                             FREDERICK BREWING CO.

              4607 Wedgewood Boulevard, Frederick, Maryland 21703

                          ----------------------------
                                Revocable Proxy
                      ------------------------------------

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FREDERICK BREWING CO. FOR USE ONLY AT THE ANNUAL MEETING OF STOCKHOLDERS
   TO BE HELD ON MAY 14, 1998 AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

The Undersigned hereby appoints Kevin E. Brannon or Marjorie A. McGinnis as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of Common Stock of Frederick Brewing Co. held of record by the undersigned on March 12, 1998, at the Annual Meeting of Stockholders to be held on May 14, 1998, or any adjournment or postponement thereof, with all the powers that the undersigned would possess if personally present as indicated below.

1.      ELECTION OF DIRECTORS for a term expiring at the 1999 Annual Meeting:

         FOR all nominees listed below                 WITHHOLD AUTHORITY
         (except as marked to the contrary below) [ ]  to vote for all nominees listed below [ ]
                                                 James W. Lutz
         ----------------------------------------------------------------------------------------------

       (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL WRITE THE NOMINEE'S NAME ON THE LINE BELOW)

       ELECTION OF DIRECTORS for a term expiring at the 2001 Annual Meeting:

         FOR all nominees listed below                 WITHHOLD AUTHORITY
         (except as marked to the contrary below) [ ]  to vote for all nominees listed below [ ]
                        Kevin E. Brannon                           Marjorie A. McGinnis
         ----------------------------------------------------------------------------------------------

       (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL WRITE THE NOMINEE'S NAME ON THE LINE BELOW)

2. PROPOSAL TO AMEND THE ARTICLES OF AMENDMENT AND RESTATEMENT of the Articles of Incorporation of the Company.

              FOR [ ]           AGAINST [ ]           ABSTAIN [ ]

3. PROPOSAL TO RATIFY THE APPOINTMENT OF COOPERS & LYBRAND LLP as the independent auditors of Frederick Brewing Co. for the year ending December 31, 1998.

              FOR [ ]           AGAINST [ ]           ABSTAIN [ ]

4. PROPOSAL TO ADJOURN THE ANNUAL MEETING TO ANOTHER DATE OR PLACE for the purpose of soliciting additional proxies.

              FOR [ ]           AGAINST [ ]           ABSTAIN [ ]

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before this Meeting including, but not limited to, the election of any person as a director if the nominee is unable to serve or for good cause will not serve, matters incident to the conduct of the Meeting, and upon such other matters as may properly come before the Meeting.

Frederick Brewing Co.
Proxy Card
Page 2 of 2

       THIS PROXY HAS BEEN MADE AVAILABLE TO
       ========================================================================

       The Board of Directors recommends that you vote FOR the nominees listed on the reverse side hereof and FOR Proposals 2, 3 and 4. You are encouraged to specify your choices by marking the appropriate boxes; however, you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. This proxy may not be voted for any person who is not a nominee of the Board of Directors of the Company.

         THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.

       SHARES OF COMMON STOCK OF THE COMPANY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SHARES WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES TO THE BOARD OF DIRECTORS, FOR PROPOSALS 2, 3 AND 4 AND OTHERWISE AT THE DISCRETION OF THE PROXIES.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders of the Company called for May 14, 1998, a Proxy Statement for the Annual Meeting and the 1998 Annual Report to Stockholders.

          PLEASE MARK, SIGN, DATE, AND PROMPTLY RETURN THIS PROXY CARD
                          USING THE ENCLOSED ENVELOPE.

                   ------------------------------------------------       Date:   ------------------, 1998
                                      Signature

                                                                          Date:
                   ------------------------------------------------               ------------------, 1998
                                      Signature

             PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR(S) ON THIS PROXY. ONLY ONE SIGNATURE IS REQUIRED IN CASE OF A JOINT ACCOUNT. WHEN SIGNING IN A REPRESENTATIVE CAPACITY, PLEASE GIVE TITLE.